Exhibit 99.1

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Jeff Lambert or Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

Coast Distribution System Reports Record Earnings for Second Quarter 2006;

Net Earnings Increase 40%

MORGAN HILL, Calif., Aug. 9 /PRNewswire-FirstCall/ — The Coast Distribution System (Amex: CRV - News) reported today that net earnings for the second quarter of 2006 increased 40 percent compared with the same period last year, on a 9.7 percent increase in sales. Net earnings totaled $3.0 million, or $0.66 per diluted share, on net sales of $56.8 million, in the second quarter ended June 30, 2006, compared with net earnings of $2.2 million or $0.45 per diluted share, on net sales of $51.7 million, in last year’s second quarter.

In the six months ended June 30, 2006, net earnings increased by approximately $1 million, or 31.6%, to $4.1 million, while earnings per diluted share increased by 38.5% to $0.90, as compared to net earnings of $3.1 million and earnings per diluted share of $0.65 in the same six months of 2005.

Coast, one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, attributed its increased profitability to higher sales and margin contributions from its line of portable and standby power generators, a new product line introduced in September 2005.

“We posted our best quarterly earnings in Company history, despite the continuing sluggishness in the marine and RV industries, our two primary markets,” said Coast Chairman and CEO Thomas R. McGuire. “The Kipor portable and standby power generators have rapidly become one of our top-selling product lines, and we continue to add market share in this profitable category. In the next six months we plan on introducing several new Kipor products which we expect will further accelerate our growth and profitability. We also believe that the Kipor products will enable us to reduce, somewhat, the historical seasonality of our business.”

About The Coast Distribution System

The Coast Distribution System, Inc. (http://www.coastdistribution.com) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward- looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats;

99.1-1

increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, as well as other risks, are more fully described in Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A, and also are discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2005 Annual Report and first quarter 2006 Quarterly Report, whether as a result of new information, future events or otherwise.

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2004 Annual Report, whether as a result of new information, future events or otherwise.

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THE COAST DISTRIBUTION SYSTEM, INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF EARNINGS

THREE AND SIX MONTHS ENDED JUNE 30,

(Unaudited)

(Dollars in thousands, except per share)

	Three Months Ended June 30,
	2006	2005
Net sales	$56,777	$51,737
Gross profit	$12,114	$10,038
Selling, general and administrative expense	$6,744	$6,022
Operating income	$5,370	$4,016
Net earnings	$3,009	$2,151
Earnings per share – diluted	$0.66	$0.45
Shares used in diluted earnings per share calculation	4,585,194	4,798,376

	Six Months Ended June 30,
	2006	2005
Net sales	$108,313	$101,614
Gross profit	$22,722	$19,737
Selling, general and administrative expense	$15,095	$13,788
Operating income	$7,627	$5,949
Net earnings	$4,118	$3,129
Earnings per share – diluted	$0.90	$0.65
Shares used in diluted earnings per share calculation	4,598,567	4,841,744

THE COAST DISTRIBUTION SYSTEM, INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2006	June 30, 2005
Cash	$711	$518
Accounts receivable	27,906	26,476
Inventories	42,558	41,566
Other current assets	2,001	2,690

Total current assets	73,176	71,250
Property and equipment	2,439	1,945
Other Assets	831	741

	$76,446	$73,936

Accounts payable	$12,125	$12,421
Other current liabilities	3,330	3,036

Total current liabilities	15,455	15,457
Long-term obligations	26,754	28,023
Shareholders’ Equity	34,237	30,456

	$76,446	$73,936

-end-

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